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                                                                   EXHIBIT 99(b)

                                REVOCABLE PROXY

                           THE SUMMIT BANCORPORATION
                                ONE MAIN STREET
                               CHATHAM, NJ 07928

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints __________, __________ and __________, and each of them with full power of substitution to act as proxies for the undersigned to vote all the shares of Common Stock of The Summit Bancorporation ("Summit") which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at __________________, N.J. at _____ P.M. (local time) on _________, 1995, and at all adjournments thereof (the "Special Meeting").

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

        The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned's shares of Summit common stock.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE
                           AND RETURN PROXY PROMPTLY
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        1. The approval of the Agreement and Plan of Merger dated September 10,
1995 between UJB Financial Corp. ("UJB") and Summit (the "Merger Agreement") and the transactions contemplated thereby, which agreement provides, among other things, for the merger of Summit with and into UJB under the name Summit Bank Corp., for the conversion of outstanding shares of the common stock, no par value, of Summit into whole shares of the common stock, par value $1.20 per share, of UJB and cash in lieu of fractional shares of UJB common stock, based on an exchange ratio of 0.90 shares of UJB common stock for each share of Summit common stock, for the conversion of outstanding shares of the $25 stated value Adjustable Rate Cumulative Preferred Stock of Summit into shares of an adjustable rate cumulative preferred stock of UJB of $25 stated value having the same relative rights, preferences and limitations and for the selection of six members of the Summit Board of Directors to the Board of Directors of UJB.

                                FOR           AGAINST         ABSTAIN
                                [_]             [_]             [_]

        2. The approval to Adjourn the Special Meeting if insufficient shares are present at the Special Meeting to constitute a quorum or to approve the Merger Agreement in order to permit further solicitation of proxies by Summit.

                                FOR           AGAINST         ABSTAIN
                                [_]             [_]             [_]

            [_] Please mark this box if you plan to attend the Special Meeting.

                                          Please mark, date and sign your name
                                          as it appears hereon and return in the
                                          enclosed envelope. When signing as an
                                          agent, attorney, executor,
                                          administrator, trustee, or guardian,
                                          please give title as such. If signer
                                          is a corporation, please sign full
                                          corporate name by authorized officer
                                          and attach corporate seal. For joint
                                          account, each joint owner should sign.


                                          DATE                            , 1995
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                                          SIGNATURE
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                                          SIGNATURE
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